EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is entered into as of April 26, 2002, by and between BIZCOM U.S.A., INC., a Florida corporation (the "Company"), and DAVID L. GEORGE (the "Executive").


                                   WITNESSETH:


         WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, pursuant to the provisions contained in this Employment Agreement (the "Agreement")

         NOW, THEREFORE, in consideration of the premise, and the respective covenants and agreements of each of the Company and the Executive contained in this Agreement, each of the Company and the Executive agrees as follows:


                                    ARTICLE I

                                   EMPLOYMENT
                                   ----------

         The Company employs the Executive and the Executive accepts such employment. Subject to the direction of the Board of Directors and the Chairman of the Board and Chief Executive Officer of the Company, the Executive shall serve as the Chief Operating Officer and Chief Technical Officer of the Company, and President of its Land Mobile Radio Division. The Executive shall have such responsibilities, perform such duties and exercise such power and authority as are inherent in, or incident to, the offices of Chief Operating Officer and Chief Technical Officer of the Company and President of the Land Mobile Radio Division, and as may from time to time be assigned or delegated to him by the Board of Directors or the Chief Executive Officer of the Company. The Executive shall devote his full business time and attention to the performance of his duties as an officer and employee of the Company. The Company acknowledges that you serve as a consultant to or member of the Board of Directors of a number of other companies and that you shall perform such duties as required by those positions for so long as they do not conflict materially with your performance of services hereunder.

                                   ARTICLE II

                                     SALARY

         2.1 SALARY. Commencing as of Start Date, the Company shall pay to the Executive a salary of One Hundred Thirty Thousand Dollars ($130,000) per annum (the "Salary").

         2.2 BONUS: For each year of employment you will receive an annual bonus based on a performance plan to be agreed upon between you and the Board of Directors. For the current fiscal year you will receive a bonus payable in January 2003 provided you meet or exceed the bonus plan objective set forth on exhibit A.

         2.3 PAYMENT OF SALARY. Payments of Salary shall be made to the Executive; in installments from time to time on the same dates payments of salary are generally made to all senior management employees of the Company.


                                   ARTICLE III

                                    WARRANTS
                                    --------

         In order to provide the Executive with incentive to perform his duties and obligations as an officer of the Company, the Company agrees as follows:


         3.1 WARRANTS: As of the Start Date, the Company shall issue to the Executive warrants to purchase a number of shares of Common Stock equal to (i) One Hundred Twenty Thousand (120,000), purchase price of the Common Stock will $3.00 per share. The exercise period shall be 10 years from date of grant.

         3.2 37,500 shares shall be fully vested after the first 90 days of employment and the balance of 82,500 shares shall in equal installments of 2,500 per month for 33 consecutive months thereafter on the last business day of each month, provided Executive is employed with the Company on such date.

         3.3 CERTAIN DEFINITIONS. For purposes of this Article III, the following terms shall have the following respective meanings:

                  (i) "Common Stock" shall be the Company's common stock, par value $ .0001 per share.

                  (ii) "Start Date" shall be April 29, 2002.


                                   ARTICLE IV

                                 FRINGE BENEFITS
                                 ---------------

         4.1 GENERALLY. The Executive shall be entitled to receive such benefits and to participate in such benefit and incentive plans, programs and arrangements as are generally provided from time to time by the Company to its senior management employees; provided, however, that nothing contained in this Agreement shall be construed to obligate the Company to provide any specific benefits or to implement any specific benefit or incentive plan, program or arrangement.

         4.2 STOCK OPTIONS. The Executive shall be entitled to participate in the Company's stock option plans as may from time to time be in effect and to receive such incentive or other stock options as may from time to time be granted to him thereunder; provided, however, that nothing contained in this Agreement shall be construed to obligate the Company to implement any stock options plan or to grant any stock options to the Executive pursuant to any such plan.

         4.3 MEDICAL INSURANCE. The Company shall provide group medical, dental and life insurance coverage to the Executive or reimburse the Executive for the reasonable cost of such coverage.

         4.4 BUSINESS, TRAVEL AND ENTERTAINMENT EXPENSES. Upon submission of appropriate evidence, the Company shall promptly pay or reimburse the Executive for all reasonable business, travel and entertainment expenses incurred by the Executive in connection with the performance of his duties and obligations hereunder.

         4.5 MOVING EXPENSES. Initially the Executive will not relocate but will commute, at the Company's reasonable expense, from his current residence. When the Company and the Executive decide that the appropriate time has come to relocate the Executive, they will negotiate a separate agreement regarding the moving expenses incurred by him in moving his family and belongings to the south Florida Area and their reimbursement.

         4.6 VACATION. The Executive shall be entitled to fifteen days of vacation time per year. The Executive shall not take any vacation time without having secured the prior consent of the Chairman of the Board or Chief Executive Officer of the Company, which consent shall not be unreasonably withheld or delayed.


                                    ARTICLE V

                       TERM AND TERMINATION OF EMPLOYMENT
                       ----------------------------------

         5.1 TERM. The term of this Agreement shall be for a period of three years, commencing as of Start Date.


         5.2      TERMINATION OF EMPLOYMENT.
                  -------------------------

                  (a) Notwithstanding the provisions of Section 5.1 above;

                           (i) the employment of the Executive by the Company
                  shall automatically terminate upon the death of the Executive;

                           (ii) if the Executive shall suffer a Disability (as
                  such term is hereinafter defined), then the employment of the Executive by the Company may be terminated by the Company;

                           (iii) the employment of the Executive by the Company
                  may be terminated at any time by the Company, either with or without Cause (as such term is hereinafter defined);

                           (iv) the employment of the Executive by the Company
                  may be terminated at any time by the Executive, either with or without Good Reason (as such term is hereinafter defined).

                  (b) If the Company shall desire to terminate the Executive's employment by the Company, or if the Executive shall desire to terminate the Executive's employment by the Company, as contemplated by
         Section 5.2(a) above, then, in any such event, the party causing such termination shall provide a Termination Notice (as such term is hereinafter defined) to the other party.

         5.3      PAYMENTS UPON TERMINATION OF EMPLOYMENT.
                  ---------------------------------------

                  (a) If the employment of the Executive by the Company shall be terminated due to the Executive's death or Disability, then, in any such event, the Company shall continue to pay to the Executive or his estate, heirs, personal representatives or legal representatives, as the case may be, according to the following schedule:

                           i. If within six (6) months of the Start Date, the
                  Company shall continue to pay the Executive his salary (subject to applicable payroll and/or other taxes required by law to be withheld) for a period of three months from and after the date of termination of employment.

                           ii. If the termination of the employment occurs after
                  six (6) months of the Start Date but sooner than twelve (12) months from the Start Date, then the Company shall continue to pay the Executive his salary (subject to applicable payroll and/or other taxes required by law to be withheld) for a period of six months from and after the date of termination of employment.

                           iii. If the termination of the employment occurs
                  after twelve (12) months of the Start Date but sooner than eighteen (18) months from the Start Date, then the Company shall continue to pay the Executive his salary (subject to applicable payroll and/or other taxes required by law to be withheld) for a period of nine months from and after the date of termination of employment.

                           iv. If the termination of the employment occurs after
                  eighteen (18) months of the Start Date, then the Company shall continue to pay the Executive his salary (subject to applicable payroll and/or other taxes required by law to be withheld) for a period of twelve months from and after the date of termination of employment.

                  The Executive shall not be entitled to receive any other compensation other than as set in section 5.3 (a) above.

                  (b) If the employment of the Executive by the Company shall be terminated by the Company without Cause or by the Executive with Good Reason, then, in any such event, the Company shall continue to pay to the Executive according to the following schedule:

                           i. If within six (6) months of the Start Date, the
                  Company shall continue to pay the Executive his salary (subject to applicable payroll and/or other taxes required by law to be withheld) for a period of three months from and after the date of termination of employment.

                           ii. If the termination of the employment occurs after
                  six (6) months of the Start Date but sooner than twelve (12) months from the Start Date, then the Company shall continue to pay the Executive his salary (subject to applicable payroll and/or other taxes required by law to be withheld) for a period of six months from and after the date of termination of employment.


                           iii. If the termination of the employment occurs
                  after twelve (12) months of the Start Date but sooner than eighteen (18) months from the Start Date, then the Company shall continue to pay the Executive his salary (subject to applicable payroll and/or other taxes required by law to be withheld) for a period of nine months from and after the date of termination of employment.

                           iv. If the termination of the employment occurs after
                  eighteen (18) months of the Start Date, then the Company shall continue to pay the Executive his salary (subject to applicable payroll and/or other taxes required by law to be withheld) for a period of twelve months from and after the date of termination of employment.

                  The Executive shall not be entitled to receive any other compensation other than as set in section 5.3 (b) above.

                  (c) If the employment of the Executive by the Company shall be terminated by the Company with Cause or by the Executive without Good Reason Term of employment shall end and the Executive shall be entitled to the following:

                           i. Salary earned but not paid prior to the date of
                  the termination of his employment

                           ii. Any amounts earned, accrued or owing to the
                  Executive but not yet paid under Section 2.2 above;

                  The Executive shall not be entitled to receive any other compensation other than as set in section 5.3 (c) above.

                  (d) If the employment of the Executive by the Company shall be terminated for any reason, or of the term of this Agreement shall expire in accordance with its terms, then, in any such event, the Company shall promptly pay to the Executive all accrued but unpaid benefits to which he shall be entitled on the date of termination of the Executive's employment by the Company.


         5.4 CERTAIN DEFINITIONS. The following terms shall have the following respective meanings when utilized in this Article V:

                  (a) "Cause" shall mean any action by the Executive or any inaction by the Executive, which constitutes:

                           (i) fraud, embezzlement, misappropriation,
                  dishonesty, breach of trust of breach of fiduciary duty;

                           (ii) a felony or moral turpitude;

                           (iii) a material breach or violation of any or all of
                  the covenants, agreements and obligations of the Executive set forth in this Agreement, other than as the result of the Executive's death or Disability;

                           (iv) a willful or knowing failure or refusal by the
                  Executive to perform any or all of his material duties and responsibilities as an officer of the Company, other than as the result of the Executive's death or Disability; or

                           (v) gross negligence by the Executive in the
                  performance of any or all of his material duties and responsibilities as an officer of the Company, other than as a result of the Executive's death or Disability;

         provided, however, that if the basis for any termination of the Executive's employment by the Company as set forth in the Termination Notice delivered by the Company to the Executive is any or all of the definitions of Cause set forth in Sections 5.4(a)(iii), 5.4(a)(iv) or 5.4(a)(v) of this Agreement, then, in such event, the Executive shall have fifteen days from and after the date of his receipt of such Termination Notice to present a reasonable plan to cure such action or inaction specified in the Termination Notice, which plan may required more than fifteen days to cure the specified action or inaction, but such plan must be reasonably satisfactory to the Company and the Executive must proceed diligently to effectuate such plan.

                  (b) "Disability" shall mean any mental or physical illness, condition, disability or incapacity, which prevents the Executive from reasonably discharging his duties and responsibilities as an officer of the Company. If any disagreement or dispute shall arise between the Company and the Executive as to whether the Executive suffers from any Disability, then, in such event, the Executive shall submit to the physical or mental examination of a physician licensed under the laws of the State of Florida, who is mutually agreeable to the Company and the Executive, and such physician shall determine whether the Executive suffers from any Disability. In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon the Company and the Executive. The entire cost of such examination shall be paid for solely by the Company.

                  (c) "Good Reason" shall mean:

                           (i) the assignment at any time during the term of
                  this Agreement by the Board of Directors to the Executive, without his express written consent, of duties and responsibilities which result in the Executive having significantly less duties and responsibilities or exercising significantly less power and authority than he had, or duties and responsibilities or power and authority not comparable to that of the level and nature which he had, immediately prior to such assignment;

                           (ii) at any time during the term of this Agreement,
                  the involuntary reduction of the Executive's Salary or the reduction of any or all of the Executive's benefits set forth in Article IV above; or

                           (iii) the Company's failure to perform on a timely
                  basis its obligations under this Agreement.


                  (b) "Termination Date" shall mean a specific date not less than fifteen days from and after the date of any Termination Notice upon which the Executive's employment by the Company shall be terminated in accordance with the provisions of this Agreement.

                  (c) "Termination Notice" shall mean a written notice which sets forth (i) the specific provision of this Agreement relied upon to terminate the Executive's employment, (ii) in reasonable detail the facts and circumstances claimed to provide the basis for the termination of the Executive's employment, and (iii) a Termination Date.

         5.5 SURVIVAL. All of the provisions of this Agreement, other than those contained in Articles I, III, IV and V hereof, shall survive the termination for any reason of the Executive's employment by the Company or the expiration of the term of this Agreement. The provisions of Article II of this Agreement shall survive the termination for any reason of the Executive's employment by the Company or the expiration of the term of this Agreement only to the extent set forth in this
                  Article V.

                                   ARTICLE VI

                      CERTAIN RESTRICTIONS ON THE EXECUTIVE
                      -------------------------------------

         6.1 CERTAIN RESTRICTIONS. The Executive covenants and agrees with the Company as follows:

                  (a) He shall not at any time, directly or indirectly, for himself or any other person, firm, corporation, partnership, association or other entity (collectively, a "Person") which competes in any manner with the Company or any of its subsidiaries or affiliates in any county or parish of any state of the United States of America or its territories and possessions in which the Company as of the date that the Executive's employment by the Company is terminated for any reason or the term of this Agreement expires in accordance with its terms, as the case may be, conducts its business directly or indirectly through any of its subsidiaries or affiliates (collectively, the "Territory"), employ, attempt to employ or enter into any contractual arrangement for employment with, any employee or former employee of the Company or any of its subsidiaries or affiliates, unless such former employee shall not have been employed by the Company or any of its subsidiaries or affiliates for a period of at least one year.

                  (b) He shall not, during the term of his employment by the Company and for a period of one year from and after the date that his employment by the Company is terminated for any reason or the term of this Agreement expires in accordance with its terms, as the case may be, directly or indirectly, (i) acquire or own in any manner any interest in, or loan any amount to, any Person which competes in any manner with the Company or any of its subsidiaries or affiliates in the Territory, (ii) be employed by or serve as an employee, agent, officer, or director of, or as a consultant to, any Person, other than the Company and its subsidiaries and affiliates, which competes in any manner with the Company or its subsidiaries or affiliates in the Territory, or (iii) compete in any manner with the Company or its subsidiaries or affiliates in the Territory. The foregoing provisions of this Section 6.1(b) shall not prevent the Executive from purchasing and owning not more than two percent (2%) of the equity securities of any Person whose securities are listed for trading on a national securities exchange or are regularly traded in the over-the-counter securities market.

                  (c) In the course of the Executive's employment by the Company, the Executive will have access to confidential or proprietary information of the Company and its subsidiaries and affiliates. The Executive shall not at any time use any such confidential or proprietary information other than for the benefit of the Company and its subsidiaries and affiliates. The term "confidential or proprietary information" shall mean information not generally available to the public, including ownership information, marketing plans and analyses, trade secrets, know-how, computer software, management agreements and procedures and techniques of operating and managing the business of the Company and its subsidiaries and affiliates. The Executive acknowledges and agrees that all confidential or proprietary information is and shall remain the property of the Company and its subsidiaries and affiliates, and agrees to maintain all such confidential or proprietary information in confidence.

         6.2 REMEDIES. It is recognized and acknowledged by each of the Company and the Executive that a breach or violation by the Executive of any or all of his covenants and agreements contained in Section 6.1 of this Agreement will cause irreparable harm and damage to the Company and its subsidiaries and affiliates in a monetary amount which would be virtually impossible to ascertain and, therefore, will deprive the Company of an adequate remedy at law. Accordingly, if the Executive shall breach or violate any or all of his covenants and agreements set forth in Section 6.1 hereof, then the Company and its subsidiaries and affiliates shall have resort to all equitable remedies, including without limitation the remedies of specific performance and injunction, both permanent and temporary, as well as all other remedies which may be available at law.

         6.3 INTENT. It is the intent of the parties that the restrictions set forth in Section 6.1 hereof shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement of such restrictions may be sought. If any provision contained in Section 6.1 hereof shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable because of its duration or geographic scope, then such provision shall be reduced by such court in duration or geographic scope or both to such extent as to make it valid and enforceable in the jurisdiction where such court is located, and in all other respects shall remain in full force and effect.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         7.1 GOVERNING LAW. This Agreement shall be governed by, and shall be construed and interpreted, in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of laws thereof.

         7.2 NOTICES. Any and all notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, or when delivered by United States mail, by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the following respective addresses:

         If to the Company:         BizCom U.S.A. Inc.
                                    5440 N.W. 33rd Avenue
                                    Suite 106
                                    Fort Lauderdale, Florida 33309
                                    Attention: Chief Executive Officer

         If to the Executive:       David George
                                    5923N Cosby Ct.
                                    Kansas City, MO 64151

or to such other address as either party may from time to time give written notice of to the other in accordance with the provisions of this Section 7.2.

         7.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the Company and the Executive with respect to such subject matter.

         7.4 AMENDMENTS. This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the Company and the Executive.

         7.5 BENEFITS: BINDING EFFECT. This Agreement shall be for the benefit of, and shall be binding upon, each of the company and the Executive and their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

         7.6 SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained n this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. Except as otherwise provided in Section 6.3 above, if any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid by any court of competent jurisdiction, then, in any such an event, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

         7.7 NO WAIVERS. The waiver by either party of a breach or violation of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation. The waiver by either party to exercise any right or remedy it or he may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

         7.8 JURISDICTION AND VENUE: SERVICE OF PROCESS: WAIVER OF TRIAL BY JURY. Any claim or dispute arising out of, connected with, or in any way related to this Agreement which results in litigation shall be instituted by the complaining party and adjudicated solely in the Federal or state courts located in Broward County, Florida, and each of the parties to this

                  Agreement consent to the personal jurisdiction of and venue in such courts. In no event shall either party to this Agreement contest the jurisdiction or venue of such courts with respect to any such litigation. Each of the Company and the Executive agrees that service of any process, summons, notice or document, by United States registered or certified mail, to its or his address set forth in or as provided in Section 7.2 above shall be effective service of such process, summons, notice or document for any action, suit or proceeding brought against it or him by the other party in the Federal or state courts located in Broward County, Florida. In recognition of the fact that the issues which would arise under this Agreement are of such a complex nature that they could not be properly tried before a jury, each of the Company and the Executive waives trial by jury.

         7.9 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

         7.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement as of the date first written above.


                               BIZCOM U.S.A., INC.



                               By /s/ Hank Klein
                                  ----------------------------------------------
                                   Hank Klein,
                                   Chief Executive Officer



                                  /s/ David L. George
                                  ----------------------------------------------
                                   David L. George



                   [THIS SPACE HAS BEEN PURPOSELY LEFT BLANK]

                                    EXHIBIT A

                                 David L George
                              Employment Agreement
                                FY2002 BONUS PLAN


As referenced in Section 2.2 of the attached Employment Agreement, the following describes your Bonus Plan objectives at time of hire for the current Fiscal Year 2002:


1) Radios in service (the following benchmark is based on the number of radios loaded on the company's spectrum):

         (a) Load 3,500 radios at average price of $17/month: a $15,000 bonus in cash and an option exercisable for 3 years from the date of grant which will be, if at all, on the one year anniversary of the Start Date to purchase restricted shares of the Company's Common Stock having a fair market value as determined by the Company's Board of Director in its reasonable sole discretion on the date of grant equal to $22,500 at an exercise price equal to 85% of the stock then fair market value of the Company's Common Stock as determined by the Company's Board of Directors in its reasonable reasonable sole discretion on the date of the grant.

         (b) Load 7,000 radios at average price of $17/month: a $30,000 bonus in cash and an option exercisable for 3 years from the date of grant which will be, if at all, on the one year anniversary of the Start Date to purchase restricted shares of the Company's Common Stock having a fair market value as determined by the Company's Board of Director in its reasonable sole discretion on the date of grant equal to $45,000 at an exercise price equal to 85% of the stock then fair market value of the Company's Common Stock as determined by the Company's Board of Directors in its reasonable sole discretion on the date of the grant.


         (c) Load 10,000 radios at average price of $17/month: a $45,000 bonus in cash and an option exercisable for 3 years from the date of grant which will be, if at all, on the one year anniversary of the Start Date to purchase restricted shares of the Company's Common Stock having a fair market value as determined by the Company's Board of Director in its reasonable sole discretion on the date of grant equal to $68,000 at an exercise price equal to 85% of the stock then fair market value of the Company's Common Stock as determined by the Company's Board of Directors in its reasonable sole discretion on the date of the grant..

2)       Land Mobile manufacturing:

         (a) 10,000 radios sold to third party customers: $15,000 bonus in cash and an option exercisable for 3 years from the date of grant which will be, if at all, on the one year anniversary of the Start Date to purchase restricted shares of the Company's Common Stock having a fair market value as determined by the Company's Board of Director in its reasonable sole discretion on the date of grant equal to $22,500 at an exercise price equal to 85% of the stock then fair market value of the Company's Common Stock as determined by the Company's Board of Directors in its reasonable sole discretion on the date of the grant.

         (b) 15,000 radios sold to third party customers: $25,000 bonus in cash and an option exercisable for 3 years from the date of grant which will be, if at all, on the one year anniversary of the Start Date to purchase restricted shares of the Company's Common Stock having a fair market value as determined by the Company's Board of Director in its reasonable sole discretion on the date of grant equal to $37,000 at an exercise price equal to 85% of the stock then fair market value of the Company's Common Stock as determined by the Company's Board of Directors in its reasonable sole discretion on the date of the grant.

         (c) 200 repeaters sold to third party customers: $12,500 bonus in cash and an option exercisable for 3 years from the date of grant which will be, if at all, on the one year anniversary of the Start Date to purchase restricted shares of the Company's Common Stock having a fair market value as determined by the Company's Board of Director in its reasonable sole discretion on the date of grant equal to $15,000 at an exercise price equal to 85% of the stock then fair market value of the Company's Common Stock as determined by the Company's Board of Directors in its reasonable sole discretion on the date of the grant.

3)       Public Safety Software:

Upon the successful integration of the Public Safety Group L.L.C. software with Bizcom USA Land Mobile Radio Products, as determined by the Board of Directors in their sole discretion, you will be granted a $5,000 bonus in cash and an option exercisable for 3 years from the date of grant which will be, if at all, on the one year anniversary of the Start Date to purchase restricted shares of the Company's Common Stock having a fair market value as determined by the Company's Board of Director in its reasonable sole discretion on the date of grant equal to $7,500 at an exercise price equal to 85% of the stock then fair market value of the Company's Common Stock as determined by the Company's Board of Directors in its reasonable sole discretion on the date of the grant.


                  BIZCOM U.S.A., INC.

                By /s/ Hank Klein
                  -----------------------------------------------------
                  Hank Klein,
                  Chief Executive Officer



                  /s/ David L. George
                  -----------------------------------------------------
                  David L. George



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